Exhibit 99.1

RIGHTS CERTIFICATE #: ________

NUMBER OF RIGHTS REPRESENTED BY THIS CERTIFICATE: ___________

NUMBER OF SHARES OF COMMON STOCK FOR WHICH YOU MAY SUBSCRIBE UNDER YOUR BASIC SUBSCRIPTION RIGHT: _____________

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED __________ __, 2012 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY, THE SUBSCRIPTION AGENT, AT (800) 368-5948 OR INFO@RTCO.COM.

Howard Bancorp, Inc.

A Maryland Corporation

FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights to Purchase Shares of Common Stock of Howard Bancorp, Inc.

Subscription Price: $[subscription price] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON [EXPIRATION DATE], UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER: ____________________________, [address]

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Subscription Rights”) set forth above. Each whole Subscription Right entitles the holder thereof to subscribe for and purchase [ratio] shares (“Shares”) of Common Stock (“Common Stock”), par value $0.01 per share, (the “Basic Subscription Right”) of Howard Bancorp, Inc., a Maryland corporation (the “Company”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus, as well as additional Shares that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration and other limitations as described in the Prospectus (the “Over-Subscription Privilege”). The aggregate number of Shares that may be purchased pursuant to this Rights Certificate pursuant to the Basic Subscription Right is set forth above. The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Share.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent. Witness the signature of Howard Bancorp, Inc.’s duly authorized officer.

Date: ________________ __, 2012

Mary Ann Scully	[title]
President and Chief Executive Officer	Registrar and Transfer Company

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

By Mail, Hand or Overnight Courier:

Registrar and Transfer Company

10 Commerce Drive

Cranford, NJ 07016

Attn: Reorg/Exchange Department

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for Shares pursuant to your Over-Subscription Privilege, if applicable, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for __________ Shares x $[subscription price] =	$_____________
(no. of Shares) (subscription price)	(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:
If you have exercised your basis subscription right in full and wish to subscribe for additional Shares:
I apply for __________ Shares x $[subscription price] =	$_____________
(no. of Shares) (subscription price)	(amount enclosed)

(c) Total Amount of Payment Enclosed = $________________

METHOD OF PAYMENT (CHECK ONE):

☐	Check, bank check or bank draft drawn on a U.S. bank, or money order payable to “_______________,” as Subscription Agent. Funds paid by an uncertified check may take at least seven business days to clear.
☐	Wire transfer of immediately available funds at the following account: ABA No. _____________ at ___________ Bank, with an account name of “_______________,” with reference to the Subscription Rights holder’s name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Shares underlying your Subscription Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus.

Signature:

Date:	____________________

Signature:
Date:	_________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed Form 2.

Signature Guaranteed:

(Name of Bank of Firm)

By:

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF HOWARD BANCORP, INC. SUBSCRIPTION RIGHTS CERTIFICATES, PLEASE CONTACT REGISTRAR AND TRANSFER COMPANY, THE SUBSCRIPTION AGENT, AT (866) 368-5948 OR INFO@RTCO.COM.